UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 30, 2011

New Source Energy, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	814-00776	74-3252949
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

914 North Broadway Avenue, Suite 220
P.O. Box 1218
Oklahoma City, OK 73101
Address of principal executive offices

(405) 815-4041
Telephone number, including
Area code

_____________________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective June 30, 2011 David Chernicky and Phil Albert both resigned from the Board of Directors of New Source Energy Group, Inc. (the “Company”). Mr. Chernicky and Mr. Albert both informed the Company that they resigned for personal reasons and to pursue other business opportunities, and not as a result of any disagreement with any Company operations, practices, or policies.

Departure of Executive Officers

 On June 30, 2011 Kristian Kos ceased serving as the Company’s President and Chief Executive Officer.  Although he no longer serves as an executive officer, Mr. Kos is continuing to serve on the Board of Directors.  Also on June 30, 2011 Richard Finley ceased serving as the Company’s Chief Financial Officer, Treasurer and Secretary.  Mr. Finely no longer serves as an officer or employee of the Company.   Neither Mr. Kos nor Mr. Finley were a party to an agreement with the Company that entitled either to any form of consideration or award from the Company upon their termination as executive officers.

As further described further below, Antranik Armoudian has been appointed to serve as the Company’s sole executive officer and will serve in the capacities previously held by Mr. Kos and Mr. Finely.  The Company implemented these management changes primarily as a result of the Company determining to cease pursuing its contemplated acquisition of certain oil and natural gas interests and assets located in Oklahoma (the “Assets”), as further described under Item 8.01 below.  As such, the decision to effect these management changes the result of the changed circumstances that affected the Company’s pursuit of the acquisition of the Assets and not as a result of any disagreement between Messrs. Kos and Finley and the Company.

Appointment of New Officer and Director

On June 30, 2011 Antranik Armoudian was appointed to the Company’s Board of Directors and also as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Mr. Armoudian will hold all such positions until his successor(s) are duly elected and/or appointed and qualified.  There was no arrangement or understanding pursuant to which Mr. Armoudian was appointed as a director or executive officer except that the Company has agreed to pay Mr. Armoudian an annual salary of $25,000.  The Company also granted Mr. Armoudian a stock option to acquire 50,000 shares of Company common stock, at an exercise price of $0.10 per share and exercisable for a ten year term.  Ten thousand shares underlying the option will vest upon the Company completing the transfer of the business opportunity and related work-product and knowledge regarding the Company’s contemplated acquisition of the Assets and the remaining forty thousand shares will vest when and if the Company completes the acquisition of another business opportunity and files a current report on Form 8-K (or other appropriate form) reporting such acquisition or transaction.

There are no family relationships between Mr. Armoudian and any current or former Company executive officer or director.  Except for the salary to be paid to Mr. Armoudian and the option grant described above there have been no previous transactions between Mr. Armoudian and the Company and/or any of its current or former affiliates in which Mr. Armoudian had a direct or indirect interest.

Mr. Armoudian (age 47) has a broad range of experience in the technology and corporate sectors.  Mr. Armoudian currently serves as a manager of Solanic LLC a company that focuses on the manufacturing and importation of electronic components.  From 1997 through April 2010 Mr. Armoudian worked in various managerial capacities at Nortel Networks Corporation. During his tenure at Nortel Mr. Armoudian gained experience in a wide range of Nortel’s business operations including sales and marketing, business development and the management of projects in a variety of areas and product lines commensurate with telecommunications and data networking.  Most recently he served as Nortel’s U.S. Director of Sales, and prior to holding that position held a variety of managerial positions, including the North America Director of Business Development and the North America Director of Carrier Services.  Mr. Armoudian obtained a Bachelors of Science degree from Southwestern Oklahoma State University in 1986.

Item 8.01  Other Events

On June 30, 2011 the Company’s Board of Directors affirmatively determined that the Company has abandoned its efforts to acquire the Assets.  The Assets are owned by Scintilla, LLC (“Scintilla”) an entity owned and controlled by the Company’s now former Chairman, David Chernicky.   The Company was informed by its financial advisor(s) that the lender and investment banking firm the Company hoped to utilize to obtain a line of credit and raise a significant amount of equity financing was now unwilling or unable to proceed with structuring those transactions on behalf of the Company.  The Company was dependent on access to the line of credit and the equity financing to acquire the Assets and implement its intended business plan.   Without access to a significant amount of debt and equity financing the Company is unable to complete the acquisition of the Assets.  New Dominion Energy LLC, parent of Scintilla, has expressed an intention to consider vending the Assets into another entity which may be more suitable to the lender and investment banking firms with whom the Company had been negotiating.

As described in numerous reports filed by the Company with the Securities and Exchange Commission starting in December 2010, the Company’s potential acquisition of the Assets was subject to numerous conditions precedent, including its ability to access capital through a combination of debt and equity financing.  Although general terms were being negotiated the Company never entered into a definitive agreement by which it would have acquired the Assets.

Since the Company began exploring the potential acquisition of the Assets in December 2010 it has expended a significant amount of financial resources in an attempt to further that transaction.  The Company retained certain professional advisors to conduct various activities on its behalf, including due diligence with respect to the Assets, to negotiate various terms of the potential transaction and begin preparing various regulatory filings that would have been required had the transaction been completed, and to better position the Company to raise capital.  Many of these expenditures were funded by or through Mr. Kos, who advanced a significant amount of funds on the Company’s behalf of which the Company has agreed to reimburse (with interest).

The Company believes the various actions it has taken to help explore and further the transaction have resulted in the Company having a significant amount of knowledge, information and work product (collectively the “Business Opportunity and Information”) that may have value to another buyer of the Assets.  The Company may be able to negotiate the transfer of the Business Opportunity and Information to New Dominion Energy or its designee for value.   It is expected that Mr. Armoudian, who has no current or former relationship or interest with any current or former Company affiliate, will be designated to solely negotiate for and on behalf of the Company with respect to the transfer of the Business Opportunity and Information and to seek an alternative business opportunity which may, or may not be, within the oil and gas industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SOURCE ENERGY, INC.

Dated: July 6, 2011

By: /s/ Antranik Armoudian
Anranik Armoudian, President